UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2015

Planar Systems, Inc.

(Exact name of registrant as specified in its charter)

Oregon	0-23018	93-0835396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1195 NW Compton Drive

Beaverton, Oregon 97006

(Address of principal executive offices, including zip code)

(503) 748-1100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Planar Systems, Inc. 2015 Incentive Plan

On February 26, 2015, the shareholders of Planar Systems, Inc. (the “Company”) approved the Planar Systems, Inc. 2015 Incentive Plan (the “2015 Plan”) at the Company’s 2015 Annual Meeting of Shareholders (the “Annual Meeting”). The 2015 Plan was previously approved by the Company’s board of directors (the “Board”), upon recommendation by the Company’s compensation committee (the “Committee”), subject to shareholder approval at the Annual Meeting. The 2015 Plan will replace the Planar Systems, Inc. 2009 Incentive Plan. No new awards will be granted under the Planar Systems, Inc. 2009 Incentive Plan or the Company’s other prior incentive plans.

The following is a summary of the principal provisions of the 2015 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2015 Plan, which was attached as Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed on January 9, 2015 (the “Definitive Proxy Statement”), and is incorporated herein by reference. In addition, a more detailed summary of the 2015 Plan can be found on pages 15-21 of the Definitive Proxy Statement, which description is incorporated herein by reference.

The 2015 Plan authorizes the issuance of an additional 2.5 million shares of the Company’s common stock. In addition, up to approximately 2.1 million shares subject to awards outstanding under the Company’s prior incentive plans may become available for issuance under the 2015 Plan to the extent that those shares cease to be subject to the awards (such as by expiration, cancellation or forfeiture of the awards). Unless sooner terminated by the Board or the Committee, the 2015 Plan will terminate February 26, 2025.

The Committee will administer the 2015 Plan. Under the terms of the 2015 Plan, the Committee has the authority to, among other things, select eligible individuals to whom awards are granted, determine the types of awards to be granted and the number of shares of the Company’s common stock subject to each award, determine the terms, conditions and provisions of such awards, interpret and administer the 2015 Plan and any instrument evidencing an award, notice or agreement executed or entered into under the 2015 Plan, and make any other determination and take any other action that the committee deems necessary or desirable for administration of the 2015 Plan.

Awards may be granted under the 2015 Plan to employees, officers and directors, as well as advisors, independent contractors and other service providers, of the Company and its affiliates as selected by the Committee. Under the 2015 Plan, the committee may grant incentive and nonqualified stock options, stock appreciation rights, stock awards, restricted stock award, restricted stock units, performance shares, performance units and other stock or cash-based awards.

Planar Systems, Inc. 2015 Employee Stock Purchase Plan

On February 26, 2015, the shareholders of the Company also approved the Planar Systems, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”) at the Annual Meeting. The ESPP was previously approved by the Board, upon recommendation by the Committee, subject to shareholder approval at the Annual Meeting.

The following is a summary of the principal provisions of the ESPP. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the ESPP, which was attached as Appendix C to the Definitive Proxy Statement and is incorporated herein by reference. In addition, a more detailed summary of the ESPP can be found on pages 22-24 of the Definitive Proxy Statement, which description is incorporated herein by reference.

The ESPP provides a means by which eligible employees of the Company and its designated subsidiaries may be given an opportunity to purchase shares of the Company’s common stock at a discount using payroll deductions. The ESPP authorizes the issuance of up to 600,000 shares of the Company’s common stock, subject to adjustment as provided in the ESPP for stock splits, stock dividends, recapitalizations and other similar events.

The ESPP consists of two separate plans: one for employees in the United States and one for international employees. The portion of the ESPP for employees in the United States is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

The Board designated the Committee to serve as the ESPP administrator. Under the ESPP, the Company will initially sell shares to participants at a price equal to the lesser of 85% of the fair market value of a share of common stock on (i) the first trading day of the purchase period set by the Committee and (ii) the purchase date, unless the committee determines higher percentages.

Persons eligible to participate in the ESPP generally include employees of the Company and its designated subsidiaries who are customarily employed by the Company or its designated subsidiaries for more than 20 hours per week, whose customary employment is for more than 5 months in any calendar year, and who, immediately upon purchasing shares under the ESPP, would own directly or indirectly, an aggregate of less than 5% of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any subsidiary.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on Wednesday, February 26, 2015, in Beaverton, Oregon. Shareholders representing a quorum were present in person or were represented at the meeting by proxy. At the meeting, shareholders voted on (1) the election of one director for a three-year term; (2) the amendment and restatement of the Second Restated Articles of Incorporation of Planar Systems, Inc., as amended (the “Existing Articles”) to increase the number of authorized shares of common stock from 30,000,000 to 60,000,000; (3) the amendment and restatement of the Existing Articles to eliminate the supermajority voting requirement regarding amendment to, or repeal of, the Articles of Incorporation, and effect other clarifying amendments; (4) the approval of the Planar Systems, Inc. 2015 Incentive Plan; (5) the approval of the Planar Systems, Inc. 2015 Employee Stock Purchase Plan; (6) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending September 25, 2015; and (7) an advisory vote to approve the Company’s executive compensation for named executive officers. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows.

Proposal 1: Election of Director for a Three-Year Term

Nominee	For	Withheld	Broker Non-Votes
Gerald K. Perkel	11,733,062	428,256	7,168,564

Proposal 2: Approval of the Amendment and Restatement of the Existing Articles to Increase the Number of Authorized Shares of Common Stock from 30,000,000 to 60,000,000

For	Against	Abstain	Broker Non-Votes
17,409,393	1,736,696	183,793	0

Proposal 3: Approval of the Amendment and Restatement of the Existing Articles to Eliminate the Supermajority Voting Requirement Regarding Amendment to, or Repeal of, the Articles of Incorporation and Effect Other Clarifying Amendments

For	Against	Abstain	Broker Non-Votes
11,776,882	353,406	31,030	7,168,564

Proposal 4: Approval of the Planar Systems, Inc. 2015 Incentive Plan

For	Against	Abstain	Broker Non-Votes
8,676,260	3,180,301	304,757	7,168,564

Proposal 5: Approval of the Planar Systems, Inc. 2015 Employee Stock Purchase Plan

For	Against	Abstain	Broker Non-Votes
11,276,436	615,074	269,808	7,168,564

Proposal 6: Ratify Appointment of KPMG LLP as Independent Registered Public Accounting Firm for the Year Ending September 25, 2015

For	Against	Abstain	Broker Non-Votes
18,797,373	392,114	140,395	0

Proposal 7: Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Votes
11,569,085	296,808	295,425	7,168,564

Item 7.01 Regulation FD Disclosure.

On March 2, 2015, the Company entered into a Second Amended and Restated Executive Employment Agreement with Gerald Perkel, the Company’s President and Chief Executive Officer, a Second Amended and Restated Executive Severance Agreement with Stephen M. Going, the Company’s Senior Vice President, General Counsel and Corporate Secretary, and a Second Amended and Restated Key Employee Severance Agreement with Ryan W. Gray, the Company’s Vice President, Finance.

The amended and restated agreements are filed as Exhibits 10.1, 10.2 and 10.3 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Planar Systems, Inc.

10.1	Second Amended and Restated Executive Employment Agreement, entered into as of March 2, 2015, between Planar Systems, Inc. and Gerald Perkel.

10.2	Second Amended and Restated Executive Severance Agreement, entered into as of March 2, 2015, between Planar Systems, Inc. and Stephen M. Going.

10.3	Second Amended and Restated Key Employee Severance Agreement, entered into as of March 2, 2015, between Planar Systems, Inc. and Ryan W. Gray.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANAR SYSTEMS, INC. (Registrant)

By:	/s/ Stephen M. Going
Stephen M. Going
Senior Vice President, General Counsel and Secretary

Date: March 4, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Planar Systems, Inc.

10.1	Second Amended and Restated Executive Employment Agreement, entered into as of March 2, 2015, between Planar Systems, Inc. and Gerald Perkel.

10.2	Second Amended and Restated Executive Severance Agreement, entered into as of March 2, 2015, between Planar Systems, Inc. and Stephen M. Going.

10.3	Second Amended and Restated Key Employee Severance Agreement, entered into as of March 2, 2015, between Planar Systems, Inc. and Ryan W. Gray.